Exhibit 99.1

1 Novel Treatments for Neurodegenerative Conditions Multi-modal, disease-modifying therapies

DISCLAIMER Forward-Looking Statements—All statements in this presentation other than statements of historical facts, including statements regarding the proposed transaction with Gemphire Therapeutics, Inc. (“Gemphire”) and other contemplated transactions, expected future results of operations and financial position of NeuroBo, its business or strategy, the clinical development of its product candidates and its objectives for future operations, are forward-looking statements. The words “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions are intended to identify these forward-looking statements. Such forward-looking statements are based on expectations and involve risks, uncertainties and assumptions, including, without limitation: the risk that conditions to closing the proposed transaction are not satisfied, risks related to Gemphire’s ability to correctly estimate and manage its expenses, the risk that as a result of adjustments to the exchange ratio, Gemphire stockholders or NeuroBo stockholders could own more or less of the combined company than anticipated, the risk that the conditions to payment under the CVRs will not be met and that the CVRs may otherwise never deliver any value to Gemphire stockholders, risks related to the timing of completion of and availability of data from NeuroBo’s planned clinical trials, the clinical utility, potential benefits and market acceptance of NeuroBo’s product candidates, developments relating to NeuroBo’s competitors and its industry, the impact of government laws and regulations, NeuroBo’s ability to protect its intellectual property position, the strength of NeuroBo’s intellectual property portfolio, the strength of NeuroBo’s financial position, and changes in NeuroBo’s capital resource requirements. Consequently, actual results may differ materially from those expressed or implied in the statements. New risks emerge from time to time and it is not possible to predict all such factors. Forward-looking statements included in this presentation are based on information available to Gemphire and NeuroBo as of the date of this presentation. Neither Gemphire nor NeuroBo undertakes any obligation to update such forward-looking statements to reflect events or circumstances after the date of this presentation. Market and Statistical Data—This presentation contains estimates and other statistical data made by independent parties and by NeuroBo relating to market size and growth and other data about NeuroBo’s industry. This data involves assumptions and limitations, and you are cautioned not to give undue weight to such estimates and statistical data. Neither NeuroBo nor any other person makes any representation as to the accuracy or completeness of such data or undertakes any obligation to update such data after the date of this presentation. 2

ADDITIONAL INFORMATION & WHEREYOU CAN FIND IT Important Additional Information Will be Filed with the SEC. In connection with the proposed transaction, Gemphire intends to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a proxy statement/prospectus/information statement. GEMPHIRE URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GEMPHIRE, NEUROBO, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus/information statement and other documents filed by Gemphire with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus/information statement and other documents filed by Gemphire with the SEC by written request to Gemphire Therapeutics Inc., 17199 N. Laurel Park Drive, Suite 401, Livonia, MI 48152, Attention: Corporate Secretary. Investors and stockholders are urged to read the proxy statement/prospectus/information statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction. Participants in the Solicitation—Gemphire and NeuroBo, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with Gemphire’s directors and executive officers is included in Gemphire’s Annual Report on Form 10-K for the year on March 18, 2019. Additional information regarding these persons and their interests in the transaction will be the proposed transaction. Information about ended December 31, 2018, filed with the SEC included in the proxy statement relating to the transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above. No Offer or Solicitation—This presentation shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No public offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. 3

COMPANY SUMMARY

Clinical-stage biopharmaceutical company with two drug programs to impact a range of indications in neurodegenerative disease

Drug Programs

- **NB-01:** Phase 3-ready; targeting neuropathic pain (NP)
- **NB-02:** IND-ready; targeting Alzheimer's and tauopathies
- Multi-modal with potential to be disease-modifying

Therapeutic Focus

- Diabetic Neuropathic Pain (DNP), also known as **Painful diabetic neuropathy (PDN)** affects **8.4M** people globally; current drugs have insufficient efficacy and are poorly tolerated
- **Chemotherapy-induced peripheral neuropathy** in cancer patients undergoing chemotherapy
- **Alzheimer's disease** affects **10.6M** people globally
- **Tauopathies:** rare diseases with no approved therapies

Financing & Executive Leadership

- Series B financing of $24M in July 2019; **$42M** raised since inception
- Experienced executive team in drug development, innovation, and corporate strategy
- Reverse merger announced with Gemphire Therapeutics (Nasdaq: GEMP) in July 2019

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NEUROBO DEVELOPMENT PIPELINE 5 CONFIDENTIAL INFORMATION Disease Indication Stage of Development Discovery Preclinical Phase I Phase 2 Phase 3 NB-01 (Ph III-ready) Painful Diabetic Neuropathy (PDN) Chemotherapy-induced Neuropathic Pain Other peripheral neuropathy NB-02 (IND-ready) Alzheimer’s Disease Tauopathies

NB-01 T ar get i n g neur o p a t h i c pai n F i r s t i n d ic a tio n :P DN 6

PAINFUL DIABETIC NEUROPATHY OVERVIEW

- PDN affects **8.4M** people worldwide representing global drug sales of **$3.05B** (2018, GlobalData)
- **Diabetes** and **cancer** are amongst the leading causes of neuropathic pain
- Symptoms range from dull and tingling to **debilitating pain**; limiting mobility, negatively impacting sleep, and hindering **glycemic control** (Ormseth et al. 2011)
- Current treatments show **30% reduction of pain in 40% of patients**
    - Only three approved therapies for PDN with high rates of adverse events
    - When these fail, even in combination, physicians often turn to off-label use of opioids

> **"The most unmet need is the reversal, or treating the physiopathology... This is a chronic, incapacitating disease…**
>
> *- US Key Opinion Leader*

Significant market need:

Safe, efficacious drugs with potential to modify underlying disease

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PAINFUL DIABETIC NEUROPATHY (PDN) 2018 MARKET OVERVIEW FIRST INDICATION OF NB-01

	Prevalence	Drug Sales
Global	8.4M	$3.1B
U.S.	2.4M	$2.2B

- Prevalence of diabetes continues to increase globally
- Majority of patients are 55-70 years of age; PDN affects men and women equally
- 1/3 of PDN patients are refractory to current treatments

GlobalData PharmaPoint: Painful Diabetic Neuropathy, 2018

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PDN PATIENT JOURNEY



Confirmed painful diabetic neuropathy
First Line
Tricyclic antidepressants
• Amitriptyline
Serotonin-norepinephrine reuptake inhibitors
• Duloxetine
• Venlafaxine
Voltage-gated calcium channel α2δ ligand
• Pregabalin
• Gabapentin
No Effect
Partial Effect
Second Line
Try another first-line drug
Or
Try combination of first-line drugs
If all three classes and combination therapy fail
Third Line
Tramadol
Opioids

Source: GlobalData, adapted from Callahan et al., 2012 ©GlobalData

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NB-01 TREATMENT PARADIGM



Confirmed painful diabetic neuropathy

↓

NB-01

NB-01 has the potential to improve first-line therapy safety and effectiveness

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Source: GlobalData, adapted from Callahan et al., 2012

©GlobalData

OUR DISTINCT, MULTI-TARGET APPROACH

- Neuropathic pain is a multi-target disease with a complex pathophysiology
- NB-01 has disease-modifying potential with effects on multiple pathways

Anti-inflammatory	Nerve growth and repair	Reducing cell damage
Reduction of TNF-α and IL-6	Elevation of Nerve Growth Factor (NGF)	Reduction of Advanced Glycation End-Products

- Demonstrated effects on both pain alleviation and underlying pathways with extensive studies in rodent models
- Preclinical rodent models have also shown:
  - Improved nerve conduction velocity (NCV)
  - Neurite outgrowth
  - Reduction of thermal and mechanical hyperalgesia

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12 NB-01 ACHIEVES MULTI-TARGET EFFECTS FROM COMBINED ACTION OF MULTIPLE COMPOUNDS IN ORAL FORMULATION Saponins (Glycosteroids) Anti-inflammatory effects Anti-neuroinflammatory Anti-oxidant effects effects Curcumins Reduction of Advanced Glycation End-Products Rosmarinic Acids • • • • 60 compounds isolated and characterized in drug Three structural classes as above correlated with product pharmacological activities related to PDN Dioscin (glycosteroid) and allantoin used as marker compounds Additional markers being developed for PK assays 121 CONFIDENTIAL INFORMATION

NB-01 ADHERES TO REQUIRED FDA DRUG GUIDELINES FOR NATURAL PRODUCT-BASED DRUG MIXTURES

> "Clinical trials of **botanical drugs** are **no more difficult** than **non-botanical drugs**"
>
> Sau (Larry) Lee, FDA, 2015

Raw Material

- Good Agricultural and Collection Practices (GACP) in place
- Two external audits completed on CMC and Quality with no issues

Drug Substance (API) & Drug Product

- GMP-compliant manufacturing in two facilities in Korea
- Drug substance manufactured as paste
- Drug product manufactured as oral tablets
- QA/QC demonstrated with five batches; two external audits completed no issues
- NB-01 clinical-quality drug ready for human studies

http://pqri.org/wp-content/uploads/2015/10/01-PQRI-Lee-Botanicals-20151.pdf
Lee at al., Science 2015 Jan 16;347(6219 Suppl.):S32-4

CONFIDENTIAL INFORMATION

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NB-01 DEMONSTRATED PAIN REDUCTION IN US PHASE 2 STUDY 16 US sites, 128 subjects, 3 doses vs. placebo (600mg and 300mg doses shown here) 3.5 * * * * * 2.5 Reduction from Baseline in NRS Score NRS: 11-point numeric scale* <0.05,  <0.01 rating P values are baseline 1.5 0.5 0 1 2 3 4 5 6 7 8 9 10 11 12 Weeks 14 ClinicalTrials.gov NCT01822925 NB-01 600mg NB-01 300mg Placebo *****

NB-01 SHOWNTOBEWELL-TOLERATED INTWOPHASE2STUDIES: SAFETY & TOLERABILITY IS A SIGNIFICANT DIFFERENTIATOR Placebo NB-01 30% 25% Average incidence adverse events of 20% 15% ranges 15-30% over placebo of approved 10% treatments for PDN 5% 0% Constipation Sinusitis Headache Back pain Adverse events included = 2-3% difference in combined studies from placebo Safety data compiled from two Phase 2 studies (US and Korea) 15

PLANNED PHASE 2 STUDY: DEMONSTRATION OF EFFICACY & DISEASE MODIFICATION NB-01-203 (US) • Designed to demonstrate pain alleviation, effects on pathway potential disease modification biomarkers, and • 200 patient study with PDN • Single high dose of 600mg daily compared with placebo • Measurement of NRS pain scores in 12-week study • Measurement of biomarkers – cytokine panel, NGF, AGEs • Withdrawal of drug after 12 weeks to follow sustained effect of drug on pain alleviation 16

PHASE 3-READY STUDIES IN PDN PLANNED: POWERED FOR EFFICACY AND SAFETY



Year 1
Year 2
Year 3
Year 4
Year 5
Interim analysis results @ 1/3rd pts
Submit NDA
NB-01-301 (US-NA) ANCHOR – PIVOTAL STUDY
CSR
start-up
NB-01-302 (OUS) BELAY – PIVOTAL STUDY
CSR
NB-01-303 CLIMB – EXTENSION SAFETY STUDY

- Two End of Phase 2 (EOP2) meetings completed with FDA
- Endpoint: Change from baseline in weekly mean of daily pain scores

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NB-02 T a r g e t i ng A l z hei m er ’ s d i s e ase & T a u o pat hi es 18

ALZHEIMER'S & TAU-RELATED DISEASES (TAUOPATHIES)

- Alzheimer's disease affects **10.6M people** globally (2016, Global Data)
- Approved treatments focus on symptomatic management and largely on acetyl cholinesterase (AChE) inhibition
- 650+ drug trials underway targeting Tau inhibition, amyloid plaque inhibition, and combinations with AChE inhibition
- >20 diseases that result from tau protein aggregation in the brain; progressive supranuclear palsy (PSP) is a key focus
- **No current approved therapies** for patients with tauopathies

Significant opportunity for safe, disease-modifying therapies that restore cognitive function

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GlobalData PharmaPoint: Painful Diabetic Neuropathy, 2018

EXTENSIVE IND-READY PRECLINICAL STUDIES: NB-02 is a multi-component drug compound mixture designed to impact multiple pathways involved in neurodegenerative disease Extensive cognitive and behavioral pre-clinical studies Y-Maze, Morris Water Maze, and Novel Object Recognition studies show improved cognitive endpoints in transgenic mouse models IND-enabling toxicology studies completed 26-week rat toxicity, 39-week dog toxicity, and other IND requirements done 20

INTELLECTUAL PROPERTY PORTFOLIO • Granted patents in US, EU, and Asia on combination of plant species for drug composition – Expires 2027 • Granted patents in EU, Asia, and allowance in US for composition and use in peripheral neuropathy – Expires 2031 • Patents being prosecuted on other quality assays to extend patent life peripheral neuropathy indications and • Patents in prosecution for US, EU, degenerative neurological disease and Asia on composition for treating including Alzheimer’s – Expires 2035 • Patents in prosecution in US, EU, and Asia on method for treating neurological disease including Alzheimer’s – Expires 2035 21 NB-02 Drug Mixture Composition Neuro-degenerative disease NB-01 Drug Mixture Composition Peripheral Neuropathy

PROVEN LEADERSHIP TEAM John L. Brooks III, BBA, MSBA President & CEO Nandan Padukone, PhD, MBA SVP, Business Development Mark Versavel, MD, PhD, MBA Chief Medical Officer • • Experienced biotech, device, and healthcare executive Former President & CEO of Joslin Diabetes Center • • Experienced executive in innovation and venture development Former President & CEO of Nuvera Biosciences at MD Anderson Cancer Center • Senior medical and clinical drug development experience Former Vice President of CNS, Clinical Development, and Medical Affairs at Sunovion • Nicola Shannon, RegN, BA VP, Clinical Operations • • Experienced senior executive in clinical operations Former Vice President of Clinical Operations at Kaleido Biosciences SCIENTIFIC ADVISORY BOARD Roy Freeman, MD Founder & Chairman of the SAB Expert in Automic & Peripheral Nerve Disorders • Professor of Neurology, Harvard Medical School • Staff Neurologist and Director of the Center for Autonomic and Peripheral Nerve Disorders at Beth Israel Deaconess Medical Center, Boston Robert H. Dworkin, PhD. Leader in Neuropathy Bob Rappaport, MD Regulatory Expert • Professor of Anesthesiology, Neurology, Psychiatry, and Experimental Therapeutics at the University of Rochester School of Medicine Director of the Anesthesiology Clinical Research Center • Former Division Director of Anesthesia, Analgesia and Addiction Products at the FDA President and owner of Analgesic Concepts LLC • • 22

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